Exhibit 99

NEWS

MARRIOTT INTERNATIONAL REPORTS THIRD QUARTER 2020 RESULTS

•Third quarter 2020 comparable systemwide constant dollar RevPAR declined 65.9 percent worldwide, 65.4 percent in North America and 67.4 percent outside North America, compared to the 2019 third quarter;

•Third quarter reported diluted EPS totaled $0.31, compared to reported diluted EPS of $1.16 in the year-ago quarter. Third quarter adjusted diluted EPS totaled $0.06, compared to third quarter 2019 adjusted diluted EPS of $1.47. Third quarter 2020 impairment charges related to COVID-19 impacted reported and adjusted diluted EPS by $0.07;

•Third quarter reported net income totaled $100 million, compared to reported net income of $387 million in the year-ago quarter. Third quarter adjusted net income totaled $20 million, compared to third quarter 2019 adjusted net income of $488 million. Third quarter 2020 impairment charges related to COVID-19 impacted reported and adjusted net income by $24 million after-tax;

•Adjusted EBITDA totaled $327 million in the 2020 third quarter, compared to third quarter 2019 adjusted EBITDA of $901 million;

•The company added more than 19,000 rooms globally during the third quarter, including roughly 1,400 rooms converted from competitor brands and approximately 7,600 rooms in international markets. Net rooms grew 3.8 percent from the year-ago quarter;

•At quarter-end, Marriott’s worldwide development pipeline totaled nearly 2,900 hotels and more than 496,000 rooms, including roughly 25,000 rooms approved, but not yet subject to signed contracts. Approximately 228,000 rooms in the pipeline were under construction as of the end of the third quarter;

•As of the end of the third quarter, the company’s net liquidity totaled approximately $5.1 billion, representing roughly $1.5 billion in available cash balances, and $3.6 billion of unused borrowing capacity under its revolving credit facility, less $30 million of commercial paper outstanding.

BETHESDA, MD – November 6, 2020 - Marriott International, Inc. (NASDAQ: MAR) today reported third quarter 2020 results, which were dramatically impacted by the COVID-19 global pandemic and efforts to contain it (COVID-19).

Arne M. Sorenson, president and chief executive officer of Marriott International, said, “While COVID-19 is still significantly impacting our business, our results for the third quarter showed continued

improvement in demand trends around the world. Worldwide RevPAR1 declined 66 percent in the quarter, a nearly 19-percentage point improvement from the decline in the second quarter. Greater China continues to lead the recovery and demonstrates the resiliency of travel demand, with third quarter occupancy of 61 percent and RevPAR recovering to down 26 percent, a 35-percentage point improvement compared to the decline in the second quarter. Third quarter occupancy at our hotels in North America reached 37 percent, nearly double occupancy in the second quarter, primarily driven by leisure, drive-to demand, with business and group recovering more slowly. Globally, 94 percent of our hotels are now open and welcoming guests.

“The Asia Pacific region led deal signings in the third quarter, accounting for more than half of all rooms signed globally, with the vast majority of those rooms in Greater China. During the third quarter, we added more than 19,000 rooms to our system, nearly 70 percent more than were added in the second quarter, achieving 5 percent gross rooms growth in the last 12 months. At quarter-end, approximately 228,000 rooms of our more than 496,000-room pipeline were under construction. Progress on projects under construction largely continues apace around the world, although we have designated a slightly higher number of projects on hold given macroeconomic uncertainty and discussions with our owners. For full year 2020, we now expect 2.5 to 3 percent net rooms growth, including terminations of 1.5 to 2 percent. Assuming progress is made in containing COVID-19, we would expect gross room additions in 2021 to accelerate compared to our expectations for 2020.

“Although the timing of a full recovery remains unpredictable, we are pleased with the significant progress we have made in restructuring and repositioning the company to successfully manage through these challenging times. Financially, we have strengthened our liquidity position, realigned our cost structure, and minimized our cash burn. We have also remained keenly focused on working with our hotel owners and franchisees to significantly reduce hotel level costs and help preserve cash in this extremely low revenue environment. Operationally, we have elevated our health and cleanliness standards to establish trust and credibility with travelers and to enhance the safety and wellbeing of our associates and guests.

“We still have a long road ahead, but this crisis will come to an end, and I believe travel will rebound quickly. I am confident that the many steps we have taken this year, combined with our unrivaled global
1 All occupancy and RevPAR statistics are comparable systemwide constant dollar and include hotels that have been temporarily closed due to COVID-19. Unless otherwise stated, all changes refer to year-over-year changes for the comparable period.

portfolio, the strength of our brands, and the power of Marriott Bonvoy position us very well now and for the future.”

Third Quarter 2020 Results
Marriott’s reported operating income totaled $252 million in the 2020 third quarter, compared to 2019 third quarter reported operating income of $607 million. Reported net income totaled $100 million in the 2020 third quarter, compared to 2019 third quarter reported net income of $387 million. Reported diluted earnings per share (EPS) totaled $0.31 in the quarter, compared to reported diluted EPS of $1.16 in the year-ago quarter. Reported results in the 2020 third quarter included impairment charges of $32 million pretax ($24 million after-tax and $0.07 per share), related to COVID-19.

Adjusted operating income in the 2020 third quarter totaled $147 million, compared to 2019 third quarter adjusted operating income of $734 million. Adjusted operating income in the 2020 third quarter included impairment charges of $32 million, related to COVID-19.

Third quarter 2020 adjusted net income totaled $20 million, compared to 2019 third quarter adjusted net income of $488 million. Adjusted diluted EPS in the third quarter totaled $0.06, compared to adjusted diluted EPS of $1.47 in the year-ago quarter. These 2020 third quarter adjusted results included impairment charges of $24 million after-tax ($0.07 per share), related to COVID-19. Adjusted results exclude restructuring and merger-related charges, cost reimbursement revenue, and reimbursed expenses. See page A-3 for the calculation of adjusted results.

Base management and franchise fees totaled $366 million in the 2020 third quarter, compared to base management and franchise fees of $821 million in the year-ago quarter. The year-over-year decline in these fees is primarily attributable to RevPAR declines related to COVID-19 and a decrease in other non-RevPAR related franchise fees. Other non-RevPAR related franchise fees in the 2020 third quarter of $119 million were $26 million, or 18 percent, lower than the year-ago quarter, largely due to lower credit card branding fees.

Incentive management fees totaled $31 million in the 2020 third quarter, compared to incentive management fees of $134 million in the year-ago quarter. The year-over-year decline in these fees is primarily attributable to lower net house profits at many hotels related to COVID-19. Roughly three-quarters of the incentive management fees recognized in the quarter were earned at hotels in the Asia Pacific region.

Contract investment amortization for the 2020 third quarter totaled $48 million, compared to $16 million in the year-ago quarter. The year-over-year change reflects impairments of investments in management and franchise contracts related to COVID-19.

Owned, leased, and other revenue, net of direct expenses, totaled an $18 million loss in the 2020 third quarter, compared to $67 million of profit in the year-ago quarter as a result of RevPAR declines related to COVID-19.

General, administrative, and other expenses for the 2020 third quarter totaled $131 million, compared to $220 million in the year-ago quarter. Expenses in the 2020 third quarter reflect the company’s cost reduction efforts.

Restructuring and merger-related charges totaled $1 million in the third quarter compared to $9 million in the third quarter of 2019. Charges in the third quarter of 2020 reflect $40 million of costs related to the company’s organizational realignment, largely offset by a $39 million reduction of the non-tax-deductible accrual for the fine imposed by the U.K. Information Commissioner’s Office in relation to the data security incident disclosed in November 2018.

Interest expense, net, totaled $107 million in the third quarter compared to $92 million in the year-ago quarter. The increase is largely due to higher long-term debt balances and higher interest expense associated with new debt issuances.

Adjusted earnings before interest, taxes, depreciation, and amortization (EBITDA) totaled $327 million in the 2020 third quarter, compared to third quarter 2019 adjusted EBITDA of $901 million. See page A-11 for the adjusted EBITDA calculation.

Selected Performance Information
The company added 127 new properties (19,064 rooms) to its worldwide lodging portfolio during the 2020 third quarter, including roughly 1,400 rooms converted from competitor brands and approximately 7,600 rooms in international markets. Thirty-one properties (6,066 rooms) exited the system during the quarter. At quarter-end, Marriott’s global lodging system totaled roughly 7,600 properties and timeshare resorts, with nearly 1,414,000 rooms.

At quarter-end, the company’s worldwide development pipeline totaled 2,899 properties with more than 496,000 rooms, including 1,201 properties with approximately 228,000 rooms under construction and 160 properties with roughly 25,000 rooms approved for development, but not yet subject to signed contracts.

In the 2020 third quarter, worldwide RevPAR declined 65.9 percent (a 65.9 percent decline using actual dollars). North American RevPAR declined 65.4 percent (a 65.4 percent decline using actual dollars), and international RevPAR declined 67.4 percent (a 67.3 percent decline using actual dollars).

Balance Sheet and Liquidity
At quarter-end, Marriott’s net debt was $9.4 billion, representing total debt of $11.0 billion less cash and cash equivalents of $1.6 billion. At year-end 2019, the company’s net debt was $10.7 billion, representing total debt of $10.9 billion less cash and cash equivalents of $0.2 billion.

In the third quarter, the company issued $1.0 billion of Series GG Senior Notes due in 2032 with a 3.5 percent interest rate coupon.

The company’s net liquidity was approximately $5.1 billion as of the end of the third quarter, representing roughly $1.5 billion in available cash balances, and $3.6 billion of unused borrowing capacity under its revolving credit facility, less $30 million of commercial paper outstanding.

The company halted share repurchases in February of this year and suspended its quarterly dividend beginning in the second quarter.

COVID-19
Due to the numerous uncertainties associated with COVID-19, Marriott cannot presently estimate the financial impact of this unprecedented situation, which is highly dependent on the severity and duration of the pandemic and its impacts, but expects that COVID-19 will continue to be material to the company’s results.

The company expects to provide additional information about the current impact of COVID-19 on its business on its call later this morning.

Marriott International, Inc. (NASDAQ: MAR) will conduct its quarterly earnings review for the investment community and news media on Friday, November 6, 2020 at 8:30 a.m. Eastern Time (ET). The conference call will be webcast simultaneously via Marriott’s investor relations website at http://www.marriott.com/investor, click on “Events & Presentations” and click on the quarterly conference call link. A replay will be available at that same website until November 6, 2021.

The telephone dial-in number for the conference call is 706-679-3455 and the conference ID is 5783987. A telephone replay of the conference call will be available from 2:00 p.m. ET, Friday, November 6, 2020 until 8:00 p.m. ET, Friday, November 13, 2020. To access the replay, call 404-537-3406. The conference ID for the recording is 5783987.

Note on forward-looking statements: All statements in this press release and the accompanying schedules are made as of November 6, 2020. We undertake no obligation to publicly update or revise these statements, whether as a result of new information, future events or otherwise. This press release and the accompanying schedules contain "forward-looking statements" within the meaning of federal securities laws, including statements related to the expected effects on our business of the COVID-19 pandemic and efforts to contain it (COVID-19); future performance of the company's hotels; RevPAR, occupancy and demand estimates and trends; our development pipeline, room additions, terminations and net rooms growth; our liquidity expectations; and similar statements concerning anticipated future events and expectations that are not historical facts. We caution you that these statements are not guarantees of future performance and are subject to numerous evolving risks and uncertainties that we may not be able to accurately predict or assess, including those we identify below and other risk factors that we identify in our Securities and Exchange Commission filings, including our most recent Quarterly Report on Form 10-Q. Risks that could affect forward-looking statements in this press release include the duration and scope of COVID-19, including the location and extent of resurgences of the virus and the availability of effective treatments or vaccines; its short and longer-term impact on the demand for travel, transient and group business, and levels of consumer confidence; actions governments, businesses and individuals have taken or may take in response to the pandemic, including limiting or banning travel and/or in-person gatherings or imposing occupancy or other restrictions on lodging or other facilities; the impact of the pandemic and actions taken in response to the pandemic on global and regional economies, travel, and economic activity, including the duration and magnitude of its impact on unemployment rates and consumer discretionary spending; the ability of our owners and franchisees to successfully navigate the impacts of COVID-19; the pace of recovery when the pandemic subsides or effective treatments or vaccines become available; general economic uncertainty in key global markets and a worsening of global economic conditions or low levels of economic growth; the effects of steps we and our property owners and franchisees take to reduce operating costs and/or enhance certain health and cleanliness protocols at our hotels; the impacts of our employee furloughs and reduced work week schedules implemented during portions of 2020, our voluntary transition program and our other restructuring activities; competitive conditions in the lodging industry; relationships with clients and property owners; the availability of capital to finance hotel growth and refurbishment; the extent to which we experience adverse effects from data security incidents; and changes in tax laws in countries in which we earn significant income. Any of these factors could cause actual results to differ materially from the expectations we express or imply in this press release.

Marriott International, Inc. (NASDAQ: MAR) is based in Bethesda, Maryland, USA, and encompasses a portfolio of more than 7,500 properties under 30 leading brands spanning 132 countries and territories. Marriott operates and franchises hotels and licenses vacation ownership resorts all around the world. The company offers Marriott Bonvoy™, its highly-awarded travel program. For more information, please visit our website at www.marriott.com, and for the latest company news, visit www.marriottnewscenter.com. In addition, connect with us on Facebook and @MarriottIntl on Twitter and Instagram.

Marriott may post updates about COVID-19 and other matters on its investor relations website at www.marriott.com/investor or Marriott's news center website at www.marriottnewscenter.com. Marriott encourages investors, the media, and others interested in the company to review and subscribe to the information Marriott posts on these websites, which may be material. The contents of these websites are not incorporated by reference into this press release or any report or document Marriott files with the SEC, and any references to the websites are intended to be inactive textual references only.

CONTACT:
Connie Kim
Corporate Relations
(301) 380-4028
connie.kim@marriott.com

Jackie Burka McConagha
Investor Relations
(301) 380-5126
jackie.burka@marriott.com

Betsy Dahm
Investor Relations
(301) 380-3372
betsy.dahm@marriott.com

IRPR#1

Tables follow

MARRIOTT INTERNATIONAL, INC.
CONSOLIDATED STATEMENTS OF INCOME - AS REPORTED
THIRD QUARTER 2020 AND 2019
(in millions except per share amounts, unaudited)

	As Reported	As Reported	Percent
	Three Months Ended	Three Months Ended	Better/(Worse)
	September 30, 2020	September 30, 2019	Reported 2020 vs. 2019
REVENUES
Base management fees	$87	$291	(70)
Franchise fees [1]	279	530	(47)
Incentive management fees	31	134	(77)
Gross Fee Revenues	397	955	(58)
Contract investment amortization [2]	(48)	(16)	(200)
Net Fee Revenues	349	939	(63)
Owned, leased, and other revenue [3]	116	393	(70)
Cost reimbursement revenue [4]	1,789	3,952	(55)
Total Revenues	2,254	5,284	(57)

OPERATING COSTS AND EXPENSES
Owned, leased, and other - direct [5]	134	326	59
Depreciation, amortization, and other [6]	53	52	(2)
General, administrative, and other [7]	131	220	40
Restructuring and merger-related charges	1	9	89
Reimbursed expenses [4]	1,683	4,070	59
Total Expenses	2,002	4,677	57

OPERATING INCOME	252	607	(58)

Gains and other income, net [8]	2	10	(80)
Interest expense	(113)	(100)	(13)
Interest income	6	8	(25)
Equity in (losses) earnings [9]	(20)	2	(1,100)

INCOME BEFORE INCOME TAXES	127	527	(76)

Provision for income taxes	(27)	(140)	81

NET INCOME	$100	$387	(74)

EARNINGS PER SHARE
Earnings per share - basic	$0.31	$1.17	(74)
Earnings per share - diluted	$0.31	$1.16	(73)

Basic Shares	325.9	329.9
Diluted Shares	326.8	332.5

1Franchise fees include fees from our franchise agreements, application and relicensing fees, licensing fees from our timeshare, credit card programs, and residential branding fees.
2Contract investment amortization includes amortization of capitalized costs to obtain contracts with our owner and franchisee customers, and any related impairments, accelerations, or write-offs.
3Owned, leased, and other revenue includes revenue from the properties we own or lease, termination fees, and other revenue.
4Cost reimbursement revenue includes reimbursements from properties for property-level and centralized programs and services that we operate for the benefit of our hotel owners. Reimbursed expenses include costs incurred by Marriott for certain property-level operating expenses and centralized programs and services.
5Owned, leased, and other - direct expenses include operating expenses related to our owned or leased hotels, including lease payments and pre-opening expenses.
6Depreciation, amortization, and other expenses include depreciation for fixed assets, amortization of capitalized costs incurred to acquire management, franchise, and license agreements, and any related impairments, accelerations, or write-offs.
7General, administrative, and other expenses include our corporate and business segments overhead costs and general expenses.
8Gains and other income, net includes gains and losses on the sale of real estate, the sale of joint venture interests and other investments, and adjustments from other equity investments.
9Equity in (loss) earnings include our equity in earnings or losses of unconsolidated equity method investments.

MARRIOTT INTERNATIONAL, INC.
CONSOLIDATED STATEMENTS OF INCOME - AS REPORTED
THIRD QUARTER 2020 AND 2019
(in millions except per share amounts, unaudited)

	As Reported	As Reported	Percent
	Nine Months Ended	Nine Months Ended	Better/(Worse)
	September 30, 2020	September 30, 2019	Reported 2020 vs. 2019
REVENUES
Base management fees	$341	$882	(61)
Franchise fees [1]	876	1,505	(42)
Incentive management fees	43	462	(91)
Gross Fee Revenues	1,260	2,849	(56)
Contract investment amortization [2]	(94)	(45)	(109)
Net Fee Revenues	1,166	2,804	(58)
Owned, leased, and other revenue [3]	445	1,186	(62)
Cost reimbursement revenue [4]	6,788	11,611	(42)
Total Revenues	8,399	15,601	(46)

OPERATING COSTS AND EXPENSES
Owned, leased, and other - direct [5]	527	982	46
Depreciation, amortization, and other [6]	275	162	(70)
General, administrative, and other [7]	579	671	14
Restructuring and merger-related charges	5	191	97
Reimbursed expenses [4]	6,801	12,069	44
Total Expenses	8,187	14,075	42

OPERATING INCOME	212	1,526	(86)

Gains and other income, net [8]	3	16	(81)
Interest expense	(333)	(299)	(11)
Interest income	20	20	—
Equity in (losses) earnings [9]	(54)	10	(640)

(LOSS) INCOME BEFORE INCOME TAXES	(152)	1,273	(112)

Benefit (provision) for income taxes	49	(279)	118

NET (LOSS) INCOME	$(103)	$994	(110)

(LOSS) EARNINGS PER SHARE
(Loss) Earnings per share - basic	$(0.32)	$2.97	(111)
(Loss) Earnings per share - diluted	$(0.32)	$2.95	(111)

Basic Shares	325.7	334.4
Diluted Shares[10]	325.7	337.2

1Franchise fees include fees from our franchise agreements, application and relicensing fees, licensing fees from our timeshare, credit card programs, and residential branding fees.
2Contract investment amortization includes amortization of capitalized costs to obtain contracts with our owner and franchisee customers, and any related impairments, accelerations, or write-offs.
3Owned, leased, and other revenue includes revenue from the properties we own or lease, termination fees, and other revenue.
4Cost reimbursement revenue includes reimbursements from properties for property-level and centralized programs and services that we operate for the benefit of our hotel owners. Reimbursed expenses include costs incurred by Marriott for certain property-level operating expenses and centralized programs and services.
5Owned, leased, and other - direct expenses include operating expenses related to our owned or leased hotels, including lease payments and pre-opening expenses.
6Depreciation, amortization, and other expenses include depreciation for fixed assets, amortization of capitalized costs incurred to acquire management, franchise, and license agreements, and any related impairments, accelerations, or write-offs.
7General, administrative, and other expenses include our corporate and business segments overhead costs and general expenses.
8Gains and other income, net includes gains and losses on the sale of real estate, the sale of joint venture interests and other investments, and adjustments from other equity investments.
9Equity in (loss) earnings include our equity in earnings or losses of unconsolidated equity method investments.
10Basic and fully diluted weighted average shares outstanding used to calculate (loss) earnings per share for the period in which we had a loss are the same because inclusion of additional equivalents would be anti-dilutive.

MARRIOTT INTERNATIONAL, INC.
NON-GAAP FINANCIAL MEASURES
($ in millions except per share amounts)

The following table presents our reconciliations of Adjusted operating income, Adjusted operating income margin, Adjusted net income (loss), and Adjusted diluted earnings (loss) per share, to the most directly comparable GAAP measure. Adjusted total revenues is used in the determination of Adjusted operating income margin.

	Three Months Ended			Nine Months Ended
	September 30, 2020	September 30, 2019	Percent Better/(Worse)	September 30, 2020	September 30, 2019	Percent Better/(Worse)
Total revenues, as reported	$2,254	$5,284		$8,399	$15,601
Less: Cost reimbursement revenue	(1,789)	(3,952)		(6,788)	(11,611)
Adjusted total revenues**	465	1,332		1,611	3,990

Operating income, as reported	252	607		212	1,526
Less: Cost reimbursement revenue	(1,789)	(3,952)		(6,788)	(11,611)
Add: Reimbursed expenses	1,683	4,070		6,801	12,069
Add: Restructuring and merger-related charges	1	9		5	191
Adjusted operating income **	147	734	-80%	230	2,175	-89%

Operating income margin	11%	11%		3%	10%
Adjusted operating income margin **	32%	55%		14%	55%

Net income (loss), as reported	100	387		(103)	994
Less: Cost reimbursement revenue	(1,789)	(3,952)		(6,788)	(11,611)
Add: Reimbursed expenses	1,683	4,070		6,801	12,069
Add: Restructuring and merger-related charges	1	9		5	191
Income tax effect of above adjustments	25	(26)		(20)	(148)
Adjusted net income (loss) **	$20	$488	-96%	$(105)	$1,495	-107%

Diluted earnings (loss) per share, as reported	$0.31	$1.16		$(0.32)	$2.95
Adjusted diluted earnings (loss) per share**	$0.06	$1.47	-96%	$(0.32)	$4.43	-107%

**Denotes non-GAAP financial measures. Please see pages A-12 and A-13 for information about our reasons for providing these alternative financial measures and the limitations on their use.

MARRIOTT INTERNATIONAL, INC.
TOTAL LODGING PRODUCTS
As of September 30, 2020

	North America		Total International		Total Worldwide
	Units	Rooms	Units	Rooms	Units	Rooms
Managed	752	237,107	1,255	324,089	2,007	561,196
Marriott Hotels	115	62,210	176	51,626	291	113,836
Marriott Hotels Serviced Apartments	—	—	1	154	1	154
Sheraton	28	23,609	191	64,360	219	87,969
Courtyard	232	36,900	105	22,878	337	59,778
Westin	41	22,349	71	21,720	112	44,069
JW Marriott	20	12,192	61	22,692	81	34,884
Renaissance	25	11,051	58	18,109	83	29,160
The Ritz-Carlton	38	11,404	62	16,008	100	27,412
The Ritz-Carlton Serviced Apartments	—	—	5	713	5	713
Le Méridien	2	160	74	20,856	76	21,016
Four Points	1	134	76	20,041	77	20,175
Residence Inn	107	16,199	6	701	113	16,900
W Hotels	24	6,911	31	8,148	55	15,059
The Luxury Collection	5	2,236	51	9,242	56	11,478
Gaylord Hotels	6	9,918	—	—	6	9,918
St. Regis	10	1,968	34	7,819	44	9,787
St. Regis Serviced Apartments	—	—	1	70	1	70
Aloft	1	330	40	9,047	41	9,377
AC Hotels by Marriott	5	901	68	8,323	73	9,224
Delta Hotels	25	6,770	1	360	26	7,130
Fairfield by Marriott	7	1,539	34	5,478	41	7,017
SpringHill Suites	30	4,896	—	—	30	4,896
Marriott Executive Apartments	—	—	33	4,814	33	4,814
Autograph Collection	8	2,094	14	2,200	22	4,294
Protea Hotels	—	—	33	4,043	33	4,043
EDITION	4	1,209	7	1,488	11	2,697
TownePlace Suites	17	1,947	—	—	17	1,947
Element	1	180	7	1,421	8	1,601
Moxy	—	—	5	887	5	887
Tribute Portfolio	—	—	5	453	5	453
Bulgari	—	—	5	438	5	438
Franchised	4,663	670,374	657	134,448	5,320	804,822
Courtyard	816	108,706	88	16,264	904	124,970
Fairfield by Marriott	1,041	96,991	26	4,523	1,067	101,514
Residence Inn	737	87,980	12	1,474	749	89,454
Marriott Hotels	222	70,148	59	16,928	281	87,076
Sheraton	158	47,465	65	18,676	223	66,141
SpringHill Suites	449	51,708	—	—	449	51,708
TownePlace Suites	431	43,526	—	—	431	43,526
Westin	89	29,964	23	7,171	112	37,135
Autograph Collection	111	22,074	62	12,258	173	34,332
Four Points	159	24,027	55	8,722	214	32,749
Renaissance	62	17,823	28	7,691	90	25,514
Aloft	129	18,775	19	3,100	148	21,875
AC Hotels by Marriott	66	11,102	35	6,269	101	17,371
Moxy	21	4,149	45	9,002	66	13,151
Delta Hotels	48	10,612	7	1,706	55	12,318
The Luxury Collection	11	2,794	47	8,702	58	11,496
Le Méridien	19	4,320	16	4,225	35	8,545
JW Marriott	13	5,947	6	1,624	19	7,571
Element	52	6,954	2	293	54	7,247
Tribute Portfolio	23	4,027	17	1,947	40	5,974
Protea Hotels	—	—	37	2,961	37	2,961
Design Hotels	5	853	6	761	11	1,614
The Ritz-Carlton	1	429	—	—	1	429
Bulgari	—	—	1	85	1	85
Marriott Executive Apartments	—	—	1	66	1	66

MARRIOTT INTERNATIONAL, INC.
TOTAL LODGING PRODUCTS
As of September 30, 2020

	North America		Total International		Total Worldwide
	Units	Rooms	Units	Rooms	Units	Rooms
Owned/Leased	26	6,483	40	9,161	66	15,644
Courtyard	19	2,814	4	894	23	3,708
Marriott Hotels	2	1,308	5	1,631	7	2,939
Sheraton	—	—	4	1,830	4	1,830
W Hotels	2	779	2	665	4	1,444
Protea Hotels	—	—	7	1,168	7	1,168
Westin	1	1,073	—	—	1	1,073
Renaissance	1	317	2	505	3	822
Autograph Collection [1]	—	—	7	705	7	705
The Ritz-Carlton	—	—	2	550	2	550
JW Marriott	—	—	1	496	1	496
The Luxury Collection [2]	—	—	4	417	4	417
Residence Inn	1	192	1	140	2	332
St. Regis	—	—	1	160	1	160
Residences	60	6,318	35	2,919	95	9,237
The Ritz-Carlton Residences	35	4,064	11	938	46	5,002
W Residences	10	1,089	5	519	15	1,608
St. Regis Residences	8	703	7	598	15	1,301
Bulgari Residences	—	—	5	514	5	514
Westin Residences	3	266	—	—	3	266
The Luxury Collection Residences	2	151	3	115	5	266
Marriott Hotels Residences	—	—	1	108	1	108
Autograph Collection Residences	—	—	1	62	1	62
Sheraton Residences	—	—	1	50	1	50
EDITION Residences	2	45	—	—	2	45
Le Méridien Residences	—	—	1	15	1	15
Timeshare*	72	18,905	19	3,850	91	22,755
Grand Total	5,573	939,187	2,006	474,467	7,579	1,413,654

* Timeshare property and room counts are included on this table in their geographical locations.  For external reporting purposes, these counts are captured in the Corporate segment.
1Includes five properties acquired when we purchased Elegant Hotels Group in December 2019 which we currently intend to re-brand under the Autograph Collection brand following the completion of planned renovations.
2Includes two properties acquired when we purchased Elegant Hotels Group in December 2019 which we currently intend to re-brand under The Luxury Collection brand following the completion of planned renovations.

MARRIOTT INTERNATIONAL, INC.
TOTAL LODGING PRODUCTS
As of September 30, 2020

	North America		Total International		Total Worldwide
Total Systemwide	Units	Rooms	Units	Rooms	Units	Rooms
Luxury	185	51,921	352	82,001	537	133,922
JW Marriott	33	18,139	68	24,812	101	42,951
The Ritz-Carlton	39	11,833	64	16,558	103	28,391
The Ritz-Carlton Residences	35	4,064	11	938	46	5,002
The Ritz-Carlton Serviced Apartments	—	—	5	713	5	713
The Luxury Collection [1]	16	5,030	102	18,361	118	23,391
The Luxury Collection Residences	2	151	3	115	5	266
W Hotels	26	7,690	33	8,813	59	16,503
W Residences	10	1,089	5	519	15	1,608
St. Regis	10	1,968	35	7,979	45	9,947
St. Regis Residences	8	703	7	598	15	1,301
St. Regis Serviced Apartments	—	—	1	70	1	70
EDITION	4	1,209	7	1,488	11	2,697
EDITION Residences	2	45	—	—	2	45
Bulgari	—	—	6	523	6	523
Bulgari Residences	—	—	5	514	5	514
Full-Service	994	348,411	930	260,987	1,924	609,398
Marriott Hotels	339	133,666	240	70,185	579	203,851
Marriott Hotels Residences	—	—	1	108	1	108
Marriott Hotels Serviced Apartments	—	—	1	154	1	154
Sheraton	186	71,074	260	84,866	446	155,940
Sheraton Residences	—	—	1	50	1	50
Westin	131	53,386	94	28,891	225	82,277
Westin Residences	3	266	—	—	3	266
Renaissance	88	29,191	88	26,305	176	55,496
Autograph Collection [2]	119	24,168	83	15,163	202	39,331
Autograph Collection Residences	—	—	1	62	1	62
Le Méridien	21	4,480	90	25,081	111	29,561
Le Méridien Residences	—	—	1	15	1	15
Delta Hotels	73	17,382	8	2,066	81	19,448
Gaylord Hotels	6	9,918	—	—	6	9,918
Tribute Portfolio	23	4,027	22	2,400	45	6,427
Marriott Executive Apartments	—	—	34	4,880	34	4,880
Design Hotels	5	853	6	761	11	1,614
Limited-Service	4,322	519,950	705	127,629	5,027	647,579
Courtyard	1,067	148,420	197	40,036	1,264	188,456
Fairfield by Marriott	1,048	98,530	60	10,001	1,108	108,531
Residence Inn	845	104,371	19	2,315	864	106,686
SpringHill Suites	479	56,604	—	—	479	56,604
Four Points	160	24,161	131	28,763	291	52,924
TownePlace Suites	448	45,473	—	—	448	45,473
Aloft	130	19,105	59	12,147	189	31,252
AC Hotels by Marriott	71	12,003	103	14,592	174	26,595
Moxy	21	4,149	50	9,889	71	14,038
Element	53	7,134	9	1,714	62	8,848
Protea Hotels	—	—	77	8,172	77	8,172
Timeshare*	72	18,905	19	3,850	91	22,755
Grand Total	5,573	939,187	2,006	474,467	7,579	1,413,654
* Timeshare property and room counts are included on this table in their geographical locations.  For external reporting purposes, these counts are captured in the Corporate segment.
1Includes two properties acquired when we purchased Elegant Hotels Group in December 2019 which we currently intend to re-brand under The Luxury Collection brand following the completion of planned renovations.
2Includes five properties acquired when we purchased Elegant Hotels Group in December 2019 which we currently intend to re-brand under the Autograph Collection brand following the completion of planned renovations.

MARRIOTT INTERNATIONAL, INC.
KEY LODGING STATISTICS
In Constant $

Comparable Company-Operated North American Properties
	Three Months Ended September 30, 2020 and September 30, 2019
	REVPAR		Occupancy			Average Daily Rate
Brand	2020	vs. 2019	2020	vs. 2019		2020	vs. 2019
JW Marriott	$49.27	-75.0%	20.6%	-59.1%	pts.	$239.49	-3.3%
The Ritz-Carlton	$101.50	-63.0%	27.2%	-44.4%	pts.	$373.43	-2.6%
W Hotels	$39.79	-81.5%	20.1%	-60.1%	pts.	$198.47	-26.0%
Composite North American Luxury [1]	$68.69	-72.0%	22.4%	-54.4%	pts.	$306.91	-3.9%
Marriott Hotels	$22.30	-85.4%	16.7%	-62.1%	pts.	$133.66	-31.0%
Sheraton	$18.36	-88.9%	13.8%	-68.2%	pts.	$132.85	-34.3%
Westin	$29.51	-83.2%	19.6%	-61.0%	pts.	$150.59	-30.9%
Composite North American Premium [2]	$23.57	-84.9%	16.6%	-62.6%	pts.	$141.69	-27.9%
North American Full-Service [3]	$32.60	-81.2%	17.8%	-61.0%	pts.	$183.28	-16.9%
Courtyard	$27.30	-73.8%	28.0%	-46.2%	pts.	$97.48	-30.6%
Residence Inn	$61.60	-53.8%	48.6%	-33.5%	pts.	$126.85	-21.9%
Composite North American Limited-Service [4]	$36.23	-67.7%	33.4%	-43.5%	pts.	$108.45	-25.5%
North American - All [5]	$33.78	-78.0%	22.9%	-55.3%	pts.	$147.65	-24.9%

Comparable Systemwide North American Properties
	Three Months Ended September 30, 2020 and September 30, 2019
	REVPAR		Occupancy			Average Daily Rate
Brand	2020	vs. 2019	2020	vs. 2019		2020	vs. 2019
JW Marriott	$48.78	-74.6%	22.3%	-56.9%	pts.	$219.09	-9.8%
The Ritz-Carlton	$98.97	-64.2%	26.8%	-45.7%	pts.	$369.90	-3.1%
W Hotels	$39.79	-81.5%	20.1%	-60.1%	pts.	$198.47	-26.0%
Composite North American Luxury [1]	$64.56	-72.7%	22.9%	-54.6%	pts.	$281.82	-7.6%
Marriott Hotels	$29.56	-77.8%	22.7%	-52.8%	pts.	$130.01	-26.3%
Sheraton	$25.44	-79.2%	23.2%	-53.5%	pts.	$109.64	-31.2%
Westin	$32.88	-78.9%	23.4%	-55.4%	pts.	$140.77	-28.8%
Composite North American Premium [2]	$31.61	-77.0%	23.5%	-53.0%	pts.	$134.44	-25.3%
North American Full-Service [3]	$35.29	-76.3%	23.4%	-53.2%	pts.	$150.54	-22.4%
Courtyard	$38.42	-64.2%	37.3%	-38.3%	pts.	$102.99	-27.5%
Residence Inn	$69.28	-45.0%	58.9%	-23.7%	pts.	$117.62	-22.9%
Fairfield by Marriott	$43.63	-51.5%	46.8%	-29.3%	pts.	$93.22	-21.2%
Composite North American Limited-Service [4]	$48.02	-55.0%	46.3%	-31.5%	pts.	$103.80	-24.3%
North American - All [5]	$42.85	-65.4%	37.0%	-40.3%	pts.	$115.82	-27.6%
1Includes JW Marriott, The Ritz-Carlton, W Hotels, The Luxury Collection, St. Regis, and EDITION.
2Includes Marriott Hotels, Sheraton, Westin, Renaissance, Autograph Collection, Delta Hotels, Gaylord Hotels, and Le Méridien. Systemwide also includes Tribute Portfolio.
3Includes Composite North American Luxury and Composite North American Premium.
4Includes Courtyard, Residence Inn, Fairfield by Marriott, SpringHill Suites, TownePlace Suites, Four Points, Aloft, Element, and AC Hotels by Marriott. Systemwide also includes Moxy.
5Includes North American Full-Service and Composite North American Limited-Service.

MARRIOTT INTERNATIONAL, INC.
KEY LODGING STATISTICS
In Constant $

Comparable Company-Operated International Properties
	Three Months Ended September 30, 2020 and September 30, 2019
	REVPAR		Occupancy			Average Daily Rate
Region	2020	vs. 2019	2020	vs. 2019		2020	vs. 2019
Greater China	$64.48	-24.5%	62.6%	-9.6%	pts.	$103.05	-12.9%
Rest of Asia Pacific	$26.73	-76.9%	24.3%	-51.2%	pts.	$110.24	-27.9%
Asia Pacific	$47.18	-52.4%	45.0%	-28.7%	pts.	$104.83	-22.1%

Caribbean & Latin America	$22.15	-78.2%	16.7%	-44.8%	pts.	$132.54	-19.9%
Europe	$33.34	-81.9%	18.0%	-62.5%	pts.	$185.36	-19.1%
Middle East & Africa	$34.17	-61.6%	25.8%	-40.0%	pts.	$132.30	-2.0%

International - All [1]	$39.97	-65.7%	33.6%	-39.3%	pts.	$118.96	-25.5%

Worldwide [2]	$37.09	-72.2%	28.6%	-46.7%	pts.	$129.61	-26.9%

Comparable Systemwide International Properties
	Three Months Ended September 30, 2020 and September 30, 2019
	REVPAR		Occupancy			Average Daily Rate
Region	2020	vs. 2019	2020	vs. 2019		2020	vs. 2019
Greater China	$63.05	-25.6%	61.4%	-10.0%	pts.	$102.73	-13.4%
Rest of Asia Pacific	$31.45	-73.1%	25.4%	-49.8%	pts.	$123.86	-20.5%
Asia Pacific	$46.80	-53.8%	42.9%	-30.5%	pts.	$109.17	-21.0%

Caribbean & Latin America	$15.61	-82.0%	14.7%	-45.0%	pts.	$106.24	-26.8%
Europe	$34.36	-78.6%	20.8%	-58.7%	pts.	$165.11	-18.0%
Middle East & Africa	$31.93	-62.4%	25.3%	-40.7%	pts.	$126.03	-2.1%

International - All [1]	$37.42	-67.4%	30.7%	-41.9%	pts.	$122.06	-22.8%

Worldwide [2]	$41.24	-65.9%	35.1%	-40.8%	pts.	$117.44	-26.4%

1Includes Asia Pacific, Caribbean & Latin America, Europe, and Middle East & Africa.
2Includes North American - All and International - All.

MARRIOTT INTERNATIONAL, INC.
KEY LODGING STATISTICS
In Constant $

Comparable Company-Operated North American Properties
	Nine Months Ended September 30, 2020 and September 30, 2019
	REVPAR		Occupancy			Average Daily Rate
Brand	2020	vs. 2019	2020	vs. 2019		2020	vs. 2019
JW Marriott	$78.89	-64.2%	28.6%	-51.0%	pts.	$275.88	-0.3%
The Ritz-Carlton	$134.18	-56.6%	31.6%	-43.1%	pts.	$424.45	2.6%
W Hotels	$65.14	-68.6%	27.3%	-49.0%	pts.	$238.44	-12.3%
Composite North American Luxury [1]	$104.13	-61.0%	29.4%	-47.5%	pts.	$354.32	1.9%
Marriott Hotels	$48.95	-68.6%	26.9%	-50.7%	pts.	$181.88	-9.5%
Sheraton	$45.01	-71.7%	25.5%	-53.0%	pts.	$176.84	-12.8%
Westin	$52.49	-69.0%	27.7%	-50.3%	pts.	$189.19	-13.0%
Composite North American Premium [2]	$48.24	-69.1%	26.5%	-51.0%	pts.	$181.95	-9.5%
North American Full-Service [3]	$59.46	-66.6%	27.1%	-50.3%	pts.	$219.51	-4.7%
Courtyard	$37.53	-63.7%	30.9%	-41.6%	pts.	$121.62	-14.9%
Residence Inn	$67.13	-48.5%	47.4%	-32.8%	pts.	$141.63	-13.0%
Composite North American Limited-Service [4]	$45.59	-58.9%	35.5%	-39.6%	pts.	$128.43	-13.1%
North American - All [5]	$54.93	-64.8%	29.8%	-46.8%	pts.	$184.08	-9.7%

Comparable Systemwide North American Properties
	Nine Months Ended September 30, 2020 and September 30, 2019
	REVPAR		Occupancy			Average Daily Rate
Brand	2020	vs. 2019	2020	vs. 2019		2020	vs. 2019
JW Marriott	$76.36	-63.2%	28.5%	-49.6%	pts.	$267.95	0.8%
The Ritz-Carlton	$130.37	-57.5%	31.0%	-43.9%	pts.	$419.97	2.5%
W Hotels	$65.14	-68.6%	27.3%	-49.0%	pts.	$238.44	-12.3%
Composite North American Luxury [1]	$96.77	-61.6%	29.2%	-47.6%	pts.	$331.36	1.0%
Marriott Hotels	$46.98	-64.8%	29.2%	-45.1%	pts.	$160.88	-10.6%
Sheraton	$39.79	-66.0%	29.7%	-43.7%	pts.	$134.01	-15.9%
Westin	$52.98	-65.5%	30.0%	-46.5%	pts.	$176.87	-12.0%
Composite North American Premium [2]	$48.27	-64.6%	29.7%	-44.9%	pts.	$162.76	-11.0%
North American Full-Service [3]	$53.70	-64.0%	29.6%	-45.2%	pts.	$181.40	-9.1%
Courtyard	$43.15	-58.4%	36.6%	-36.5%	pts.	$117.85	-16.9%
Residence Inn	$68.90	-42.7%	54.6%	-25.1%	pts.	$126.21	-16.2%
Fairfield by Marriott	$41.45	-50.8%	42.0%	-30.3%	pts.	$98.76	-15.3%
Composite North American Limited-Service [4]	$49.43	-51.5%	43.4%	-31.5%	pts.	$113.93	-16.3%
North American - All [5]	$51.16	-57.7%	37.8%	-37.0%	pts.	$135.36	-16.3%

1Includes JW Marriott, The Ritz-Carlton, W Hotels, The Luxury Collection, St. Regis, and EDITION.
2Includes Marriott Hotels, Sheraton, Westin, Renaissance, Autograph Collection, Delta Hotels, Gaylord Hotels, and Le Méridien. Systemwide also includes Tribute Portfolio.
3Includes Composite North American Luxury and Composite North American Premium.
4Includes Courtyard, Residence Inn, Fairfield by Marriott, SpringHill Suites, TownePlace Suites, Four Points, Aloft, Element, and AC Hotels by Marriott. Systemwide also includes Moxy.
5Includes North American Full-Service and Composite North American Limited-Service.

MARRIOTT INTERNATIONAL, INC.
KEY LODGING STATISTICS
In Constant $

Comparable Company-Operated International Properties
	Nine Months Ended September 30, 2020 and September 30, 2019
	REVPAR		Occupancy			Average Daily Rate
Region	2020	vs. 2019	2020	vs. 2019		2020	vs. 2019
Greater China	$42.51	-49.2%	41.2%	-27.1%	pts.	$103.11	-15.9%
Rest of Asia Pacific	$42.06	-63.3%	30.6%	-42.5%	pts.	$137.40	-12.4%
Asia Pacific	$42.30	-56.8%	36.4%	-34.1%	pts.	$116.34	-16.2%

Caribbean & Latin America	$53.66	-57.8%	25.7%	-38.0%	pts.	$208.81	4.4%
Europe	$39.95	-73.9%	22.9%	-51.7%	pts.	$174.44	-15.1%
Middle East & Africa	$48.31	-50.5%	34.2%	-32.0%	pts.	$141.20	-4.2%

International - All [1]	$43.71	-61.0%	32.2%	-37.9%	pts.	$135.63	-15.2%

Worldwide [2]	$48.91	-63.1%	31.1%	-42.0%	pts.	$157.20	-13.3%

Comparable Systemwide International Properties
	Nine Months Ended September 30, 2020 and September 30, 2019
	REVPAR		Occupancy			Average Daily Rate
Region	2020	vs. 2019	2020	vs. 2019		2020	vs. 2019
Greater China	$41.76	-49.8%	40.6%	-27.2%	pts.	$102.95	-16.1%
Rest of Asia Pacific	$43.30	-62.1%	31.0%	-41.8%	pts.	$139.82	-11.0%
Asia Pacific	$42.60	-57.1%	35.7%	-34.7%	pts.	$119.45	-15.3%

Caribbean & Latin America	$41.44	-60.9%	24.2%	-37.7%	pts.	$171.10	0.0%
Europe	$37.10	-72.0%	23.9%	-49.3%	pts.	$155.31	-14.2%
Middle East & Africa	$45.63	-51.0%	33.6%	-32.4%	pts.	$135.90	-3.6%

International - All [1]	$41.27	-62.1%	30.6%	-39.0%	pts.	$134.98	-13.8%

Worldwide [2]	$48.23	-59.0%	35.7%	-37.6%	pts.	$135.27	-15.6%

1Includes Asia Pacific, Caribbean & Latin America, Europe, and Middle East & Africa.
2Includes North American - All and International - All.

MARRIOTT INTERNATIONAL, INC.
NON-GAAP FINANCIAL MEASURES
ADJUSTED EBITDA
($ in millions)

	Fiscal Year 2020
	First Quarter	Second Quarter	Third Quarter	Total
Net income (loss), as reported	$31	$(234)	$100	$(103)
Cost reimbursement revenue	(3,797)	(1,202)	(1,789)	(6,788)
Reimbursed expenses	3,877	1,241	1,683	6,801
Interest expense	93	127	113	333
Interest expense from unconsolidated joint ventures	3	1	12	16
(Benefit) provision for income taxes	(12)	(64)	27	(49)
Depreciation and amortization	150	72	53	275
Contract investment amortization	25	21	48	94
Depreciation classified in reimbursed expenses	26	27	27	80
Depreciation and amortization from unconsolidated joint ventures	7	16	3	26
Share-based compensation	41	50	49	140
Restructuring and merger-related (recoveries) charges	(2)	6	1	5
Adjusted EBITDA **	$442	$61	$327	$830

Change from 2019 Adjusted EBITDA **	-46%	-94%	-64%	-69%

	Fiscal Year 2019
	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Total
Net income, as reported	$375	$232	$387	$279	$1,273
Cost reimbursement revenue	(3,756)	(3,903)	(3,952)	(3,988)	(15,599)
Reimbursed expenses	3,892	4,107	4,070	4,370	16,439
Interest expense	97	102	100	95	394
Interest expense from unconsolidated joint ventures	2	1	3	2	8
Provision for income taxes	57	82	140	47	326
Depreciation and amortization	54	56	52	179	341
Contract investment amortization	14	15	16	17	62
Depreciation classified in reimbursed expenses	30	29	33	29	121
Depreciation and amortization from unconsolidated joint ventures	7	8	5	9	29
Share-based compensation	40	50	47	49	186
Gain on asset dispositions	—	—	(9)	(134)	(143)
Restructuring and merger-related (recoveries) charges	9	173	9	(53)	138
Adjusted EBITDA **	$821	$952	$901	$901	$3,575

**Denotes non-GAAP financial measures. Please see pages A-12 and A-13 for information about our reasons for providing these alternative financial measures and the limitations on their use.

MARRIOTT INTERNATIONAL, INC.
EXPLANATION OF NON-GAAP FINANCIAL AND PERFORMANCE MEASURES

In our press release and schedules, and on the related conference call, we report certain financial measures that are not required by, or presented in accordance with, United States generally accepted accounting principles (“GAAP”). We discuss management’s reasons for reporting these non-GAAP measures below, and the press release schedules reconcile the most directly comparable GAAP measure to each non-GAAP measure that we refer to. Although management evaluates and presents these non-GAAP measures for the reasons described below, please be aware that these non-GAAP measures have limitations and should not be considered in isolation or as a substitute for revenue, operating income, net income/loss, earnings/loss per share or any other comparable operating measure prescribed by GAAP. In addition, we may calculate and/or present these non-GAAP financial measures differently than measures with the same or similar names that other companies report, and as a result, the non-GAAP measures we report may not be comparable to those reported by others.

Adjusted Operating Income and Adjusted Operating Income Margin.  Adjusted operating income and Adjusted operating income margin exclude cost reimbursement revenue, reimbursed expenses, and restructuring and merger-related (recoveries) charges. Adjusted operating income margin reflects Adjusted operating income divided by Adjusted total revenues. We believe that these are meaningful metrics because they allow for period-over-period comparisons of our ongoing operations before these items and for the reasons further described below.

Adjusted Net Income/Loss and Adjusted Diluted Earnings/Loss Per Share. Adjusted net income/loss and Adjusted diluted EPS reflect our net income/loss and diluted earnings/loss per share excluding the impact of cost reimbursement revenue, reimbursed expenses, restructuring and merger-related (recoveries) charges, and the income tax effect of these adjustments. We calculate the income tax effect of the adjustments using an estimated tax rate applicable to each adjustment. We believe that these measures are meaningful indicators of our performance because they allow for period-over-period comparisons of our ongoing operations before these items and for the reasons further described below.

Adjusted Earnings Before Interest Expense, Taxes, Depreciation and Amortization (“Adjusted EBITDA”). Adjusted EBITDA reflects net income/loss excluding the impact of the following items: cost reimbursement revenue and reimbursed expenses, interest expense, depreciation (including depreciation classified in “Reimbursed expenses,” as discussed below), amortization, and benefit (provision) for income taxes, restructuring and merger-related (recoveries) charges, and share-based compensation expense for all periods presented. When applicable, Adjusted EBITDA also excludes gains and losses on asset dispositions made by us or by our joint venture investees.

In our presentations of Adjusted operating income and Adjusted operating income margin, Adjusted net income/loss, Adjusted diluted EPS and Adjusted EBITDA, we exclude charges incurred under our restructuring plans that we initiated beginning in the 2020 second quarter to achieve cost savings in response to the decline in lodging demand caused by COVID-19 and transition costs associated with the Starwood merger, which we record in the “Restructuring and merger-related charges” caption of our Income Statements, to allow for period-over period comparisons of our ongoing operations before the impact of these items. We exclude cost reimbursement revenue and reimbursed expenses, which relate to property-level and centralized programs and services that we operate for the benefit of our hotel owners. We do not operate these programs and services to generate a profit over the contract term, and accordingly, when we recover the costs that we incur for these programs and services from our hotel owners, we do not seek a mark-up. For property-level services, our owners typically reimburse us at the same time that we incur expenses. However, for centralized programs and services, our owners may reimburse us before or after we incur expenses, causing timing differences between the costs we incur and the related reimbursement from hotel owners in our operating and net income. Over the long term, these programs and services are not designed to impact our economics, either positively or negatively. Because we do not retain any such profits or losses over time, we exclude the net impact when evaluating period-over-period changes in our operating results.

We believe that Adjusted EBITDA is a meaningful indicator of our operating performance because it permits period-over-period comparisons of our ongoing operations before these items and facilitates our comparison of results before these items with results from other lodging companies. We use Adjusted EBITDA to evaluate companies because it excludes certain items that can vary widely across different industries or among companies within the same industry. For example, interest expense can be dependent on a company’s capital structure, debt levels, and credit ratings. Accordingly, the impact of interest expense on earnings can vary significantly among companies. The tax positions of companies can also vary because of their differing abilities to take advantage of tax benefits and because of the tax policies of the jurisdictions in which they operate. As a result, effective tax rates and provisions for income taxes can vary considerably among companies. Our Adjusted EBITDA also excludes depreciation and amortization expense which we report under “Depreciation, amortization, and other” as well as depreciation classified in “Reimbursed expenses” and “Contract investment amortization” in our Consolidated Statements of Income (our “Income Statements”), because companies utilize productive assets of different ages and use different methods of both acquiring and depreciating productive assets. Depreciation

MARRIOTT INTERNATIONAL, INC.
EXPLANATION OF NON-GAAP FINANCIAL AND PERFORMANCE MEASURES

classified in “Reimbursed expenses” reflects depreciation of Marriott-owned assets, for which we receive cash from owners to reimburse the company for its investments made for the benefit of the system. These differences can result in considerable variability in the relative costs of productive assets and the depreciation and amortization expense among companies. We exclude share-based compensation expense in all periods presented to address the considerable variability among companies in recording compensation expense because companies use share-based payment awards differently, both in the type and quantity of awards granted.

RevPAR. In addition to the foregoing non-GAAP financial measures, we present Revenue per Available Room (“RevPAR”) as a performance measure. We believe RevPAR is a meaningful indicator of our performance because it measures the period-over-period change in room revenues for comparable properties. RevPAR relates to property level revenue and may not be comparable to similarly titled measures, such as revenues, and should not be viewed as necessarily correlating with our fee revenue. We calculate RevPAR by dividing room sales (recorded in local currency) for comparable properties by room nights available for the period. We do not consider interruptions related to COVID-19 when determining which properties to classify as comparable. We present growth in comparative RevPAR on a constant dollar basis, which we calculate by applying exchange rates for the current period to each period presented. We believe constant dollar analysis provides valuable information regarding our properties’ performance as it removes currency fluctuations from the presentation of such results.